Exhibit 10.d
                                                                   Pages 108-130


                                  FIRST BANCORP

                                SENIOR MANAGEMENT
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN







                                    Effective
                                 January 1, 1993


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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE 1 - DEFINITIONS                                                     3
ARTICLE 2 - ELIGIBILITY                                                     5
ARTICLE 3 - EARLY RETIREMENT                                                6
ARTICLE 4 - NORMAL RETIREMENT                                               7
ARTICLE 5 - DELAYED RETIREMENT                                              9
ARTICLE 6 - DISABILITY RETIREMENT                                          10
ARTICLE 7 - SURVIVOR BENEFITS                                              12
ARTICLE 8 - TERMINATION OF EMPLOYMENT                                      14
ARTICLE 9 - PAYMENT OF RETIREMENT BENEFITS                                 16
ARTICLE 10 - PENSION RETIREMENT COMMITTEE                                  17
ARTICLE 11 - CLAIM PROCEDURE                                               18
ARTICLE 12 - UNFUNDED PLAN                                                 19
ARTICLE 13 - SPENDTHRIFT                                                   20
ARTICLE 14 - AMENDMENT AND TERMINATION                                     21
ARTICLE 15 - MISCELLANEOUS PROVISIONS                                      22



                                       1
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                                  FIRST BANCORP
                                SENIOR MANAGEMENT
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


    EFFECTIVE January 1, 1993 the Employer establishes the First Bancorp Senior Management Supplemental Executive Retirement Plan.

    WHEREAS, it is the intention of the Employer to establish an unfunded, nonqualified, supplemental pension plan for the benefit of members of management and highly compensated employees, as selected by the Employer's Board of Directors.

    WHEREAS, the Plan embodied herein has been duly approved and authorized by the Board of Directors of said Employer.



                         NOW, THEREFORE, THIS AGREEMENT,

                                CREATION AND NAME

This Plan is effective January 1, 1993. The name of the Plan shall be the First Bancorp Senior Management Supplemental Executive Retirement Plan, hereafter referred to as "Plan"



                                       2
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                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

The following terms shall have the meanings indicated when capitalized throughout this document, unless the context clearly indicates otherwise.

                  1.1 Accrued Benefit shall mean a Participant's benefit determined on any given date and will be the benefit to which he will be entitled at his Normal Retirement Date. The Accrued Benefit is determined as follows:
                           The Participant's benefit payable at his Normal Retirement Date, determined with reference to Section
                           4.2 herein, using actual Years of Credited Service and Final Average Compensation as of the date the benefit is determined.

                  1.2 Actuarial (or Actuarially) Equivalent shall mean a benefit of equivalent value to the Normal Annuity Form determined by generally accepted actuarial principles, using the interest and mortality rates set forth for this purpose in the First Bancorp Employees' Pension Plan.

                  1.3 Board shall mean the Board of Directors of the Employer.

                  1.4 Code shall mean the Internal Revenue Code of 1986 and amendments thereto.

                  1.5 Committee shall mean the Pension Retirement Committee appointed by the Board to administer the Plan (also known as the Pension Committee or the Retirement Committee).

                  1.6 Compensation - An Employee's Compensation for any Plan Year shall mean his wages within the meaning of Code Section 3401(a) and all other payments to the Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code Section 6041(d) and 6051(a)(3), reduced by all of the following (even if includable in gross income): Reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits. Compensation shall also include elective contributions that are made by the Employer on behalf of the Employee that are not included in gross income under Code Section 125, 402(a)(8) or 402(h).

                           As of any Anniversary Date, an Employee's
                           Compensation shall be the Compensation (as defined in the preceding paragraph) paid for the prior calendar year.

                  1.7      Dates:
                           -----

                           (a)  The Effective Date of the Plan is January 1,
                                1993.

                           (b) Anniversary Date is January 1, 1993, and thereafter the Anniversary Date shall be the first day of each Plan Year.

                           (c) Plan Year: The Plan Year shall begin each January 1 and end the following December 31.


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                           (d)  Entry Date shall mean the date specified by the
                                Board on which an Employee's participation shall begin.

                  1.8 Eligible Spouse shall mean the spouse to whom a Participant is married on the date the Participant's benefits under this Plan are to commence or on the Participant's date of death.

                  1.9 Employee shall mean any person on the payroll of the Employer who is subject to withholding for purposes of Federal income taxes and for purposes of the Federal Insurance Contributions Act.

                  1.10 Employer or Company shall mean First Bancorp and any successor of First Bancorp.

                  1.11 Gender and Number - The masculine pronoun shall include the feminine and the singular shall include the plural.

                  1.12 Normal Retirement Age shall be a Participant's 65th birthday.

                  1.13 Normal Retirement Date for a Participant shall be the first day of the month coinciding with or next following the Participant's 65th birthday.

                  1.14 Participant shall mean any Employee or former Employee (or Beneficiary thereof) who has become a Participant pursuant to the provisions of Section 2.1 and whose benefits under the Plan have not been paid in full.

                  1.15 Plan shall mean the "First Bancorp Senior Management Supplemental Executive Retirement Plan" as embodied in this instrument, any and all supporting documents, and all subsequent amendments and supplements thereto.

                  1.16 Plan Administrator shall mean the Employer, unless otherwise designated by the Board.

                  1.17     Service

                           (a)  Years of Credited Service shall mean a
                                Participant's "Years of Credited Service" as defined in the First Bancorp Employees' Pension Plan.

                           (b) Years of Service shall mean a Participant's "Years of Service" as defined in the First Bancorp Employees' Pension Plan


                                       4
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                                    ARTICLE 2

                                   ELIGIBILITY
                                   -----------


                  2.1 Requirements for Participation - An Eligible Employee shall participate in the Plan on January 1, 1993 or any subsequent Entry Date coinciding with or next following the date he is designated by the Board as a Participant in the Plan.




                                       5
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                                    ARTICLE 3

                                EARLY RETIREMENT
                                ----------------

                  3.1 Early Retirement Benefit - If a Participant shall cease to be an Employee following his 55th birthday but prior to his Normal Retirement Date, this shall be considered as an Early Retirement, provided the Participant shall have completed 15 Years of Service in the employ of the Employer. Monthly benefit payments shall start on the date the Participant's retirement benefits under the First Bancorp Employees' Pension Plan start, and the amount of such benefit shall be determined as follows:

                           (a) If the payment of benefits commences at Normal Retirement Date, the amount of the benefit shall be the Participant's Accrued Benefit determined as of his Early Retirement Date.

                           (b) If the payment of benefits commences prior to Normal Retirement Date, the amount of the benefit shall be the Participant's Accrued Benefit determined as of his Early Retirement Date, reduced as follows:

                           The Accrued Benefit shall be reduced by 1/180 for each of the first 60 months, and 1/360 for each of the next 60 months, by which payments commence prior to Normal Retirement Date.

                  3.2 The Early Retirement Date of a Participant who ceases to be an Employee shall be the first day of the month coinciding with or next following the date such Participant meets the requirements stated in Section 3.1.

                  3.3 The Accrued Benefit of a Participant shall be 100% vested and nonforfeitable on his Early Retirement Date.

                                       6
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                                    ARTICLE 4

                               NORMAL RETIREMENT
                               -----------------

                  4.1 At Normal Retirement Age each Participant shall have a 100% vested and nonforfeitable right to his Normal Retirement Benefit.

                  4.2 Amount of Normal Retirement Benefit - The amount of the monthly Normal Retirement Benefit, payable as a straight life annuity, shall be determined as follows:

                           (a) Determination of Normal Retirement Benefit - Each Participant shall be entitled to receive a monthly retirement benefit commencing at Normal Retirement Date in an amount equal to (1), minus
                                (2) minus (3) below:

                                (1) 3.0% of the Participant's Final Average
                                    Monthly Compensation multiplied by his
                                    number of Years of Credited Service subject to a maximum of 20 years (maximum 60%). The maximum benefit is increased to 65% of Final Average Compensation for James H. Garner and gives credit to Mr. Garner for up to 22 Years of Credited Service in the calculation of his benefit; less

                                (2) 50% of the Participant's monthly primary
                                    Social Security benefit payable at his
                                    Social Security retirement age, less

                                (3) the amount of the Participant's monthly
                                    Normal Retirement Benefit as determined
                                    under Section 4.2 of First Bancorp
                                    Employees' Pension Plan. If a Participant retires or dies on a date other than his Normal Retirement Date, the amount determined for purposes of this Section 4.2(a)(3) shall be his "Accrued Benefit" determined under the First Bancorp Employees' Pension Plan as of such date.

                           (b) The Normal Retirement Benefit shall be equal to the greater of a Participant's Early Retirement Benefit or his Normal Retirement Benefit at Normal Retirement Age.

                           (c) Final Average Monthly Compensation - A
                           Participant's "Final Average Monthly Compensation" is one-twelfth of:

                                (1) his average annual Compensation for those
                                    five consecutive Plan Years during all of which he worked as an Employee, within the last ten Plan Years during all of which he worked as an Employee, that produce the highest average, or

                                (2) his average annual Compensation for all Plan
                                    Years during all of which he worked as an Employee if five or less years.

                                However, the Compensation corresponding to a Plan Year during which he did not work

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                                throughout the entire year shall be used as one
                                of the five consecutive years if the result is a higher average than as determined under (1) and/or (2) above.

                                The five consecutive Plan Years used in making the computation may not necessarily be five "consecutive" Plan Years, or Plan Years during all of which the Participant worked as an Employee may be interspersed with Plan Years during all or part of which he did not work as an Employee. In the latter event, all Plan Years during which he did not work as an Employee for all of such year shall be ignored, and the remaining Plan Years shall be deemed to be consecutive, provided that any Compensation ignored as a result of the application of this paragraph shall not be ignored if using such Compensation would result in a higher average.

                                If there are no Plan Years during all of which the Participant worked as an Employee, his Final Average Compensation shall be his average adjusted Compensation corresponding to the last five Plan Years (or all Plan Years if less than five during any part of which he is an Employee). Adjusted Compensation is determined by annualizing his Compensation which corresponds to such Plan Year or Plan Years to reflect what Compensation would have been if he had worked as an Employee for the entire Plan Year. Such Compensation shall be annualized by multiplying such partial Compensation by a ratio, the numerator of which is 365, and the denominator of which is the number of days of the Plan Year for which he was paid as an Employee.

                                       8

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                                    ARTICLE 5

                               DELAYED RETIREMENT
                               ------------------

                  5.1 A Participant may retire later than his Normal Retirement Date. In such event:

                           (a) A Participant's Delayed Retirement Date shall be the first day of the month coincident with or next following his last day of employment. The amount of benefit to which the Participant shall be entitled as of the date payments actually commence shall be equal to his Accrued Benefit calculated as of his Delayed Retirement Date, considering his Final Average Compensation through his Delayed Retirement Date and his Years of Credited Service, subject to a maximum of 20 years, as of such date. Not withstanding the above, the maximum Years of Credited Service of James H. Garner shall be 22 years with a maximum Delayed Retirement Benefit of 65% of his Final Average Compensation offset by the benefits described in Section 4.2(a)(2) and
                                Section 4.2(a)(3).

                           (b) The benefit so determined in 5.1(a) above shall be payable as a straight life annuity.


                                       9

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                                    ARTICLE 6

                             DISABILITY RETIREMENT
                             ---------------------

                  6.1      Eligibility for Disability Retirement Benefits

                           (a) A Participant who is not yet eligible for Early Retirement under Article 3 or Normal Retirement under Article 4, and who ceases to be an Employee due to disability shall be eligible to receive a Disability Retirement Benefit if the Participant qualifies for disability benefits under a long-term disability insurance plan sponsored by the Employer.

                           (b) The Disability Retirement Date of a Participant shall be the first day of the month coinciding with or next following the date a Participant meets the requirements of Section 6.1(a) above. However, benefit payment shall be deferred until the date such long-term disability insurance benefit shall terminate, whereupon the Participant shall be eligible to receive his disability retirement benefit, reduced as provided in Section 6.2(b)(4) if payment commences before his Normal Retirement Date.

                  6.2      Determination of Disability Benefit

                           (a) Disability benefit payments shall be payable commencing on the first day of any month on or after his Disability Retirement Date and before his Normal Retirement Date, but not before long-term disability benefit payments stop, as elected by the Participant, provided, however, that any such benefit shall cease upon the first to occur of the following dates:

                                (1) the date the Participant is deemed to be no
                                    longer disabled for purposes of the
                                    long-term disability insurance plan,

                                (2) the date of the Participant's death, unless
                                    the option elected by the Participant
                                    pursuant to Article 9 provides for the
                                    continuation of payments to an Eligible
                                    Spouse or other Beneficiary, or

                                (3) the date the Participant attains his Normal
                                    Retirement Age, at which time such
                                    Participant shall be deemed to be a retired
                                    Participant no longer required to furnish proof of disability. Any benefit being paid to a disabled Participant who reaches Normal Retirement Age shall continue as if the Participant had elected such benefit at his Normal Retirement Date.

                           (b) The amount of such benefit shall be determined as follows:

                                (1) Once a Participant is determined to be
                                    totally and permanently disabled, his
                                    Accrued Benefit shall become 100% vested and nonforfeitable.

                                (2) Crediting of Service - For purposes of
                                    benefit accrual, a Participant shall
                                    continue to receive credit for Hours of
                                    Service until his Disability Retirement Date equal to the Hours of Service for which he

                                       10
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                                    would have normally received credit if he
                                    had been actively employed until such date.

                                (3) If the payment of benefits commences at
                                    Normal Retirement Date, the amount of the benefit shall be the Participant's Accrued Benefit as of his Disability Retirement Date.

                                (4) If the payment of benefits commences prior
                                    to Normal Retirement Date, the amount of the benefit shall be the Participant's Accrued Benefit as of his Disability Retirement Date, reduced as follows:

                                The Accrued Benefit shall be reduced by 1/180 for each of the first 60 months and 1/360 for each of the next 60 months by which the starting date of the benefit precedes Normal Retirement Date, and reduced actuarially in accordance with
                                Section 1.2(c) herein for each month thereafter.

                  6.3      Cash-out of Small Benefits - The provisions of
                           Section 6.2 notwithstanding, if the Actuarially Equivalent lump sum present value of the disability benefit determined for any disabled Participant shall be $5,000 or less, then such lump sum shall be paid directly to such disabled Participant.

                  6.4 Recovery from Disability - If a Participant is deemed to be no longer disabled for purposes of the long-term disability insurance plan prior to his Normal Retirement Date, he shall be considered recovered from his disability. If such Participant returns to the service of the Employer within 30 days of such recovery, then he shall be deemed not to have incurred a Break in Service as a result of his permanent and total disability, but the number of years and fractions thereof during which he received payments pursuant to this Article shall not be counted in determining his Years of Credited Service and Years of Service for any purpose under the Plan. If the Participant does not return to the service of the Employer within 30 days of such recovery, then he shall be deemed to have separated from the service of the Employer as of his Disability Retirement Date, and no further benefits shall be payable to him under the Plan.

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                                    ARTICLE 7

                                SURVIVOR BENEFITS
                                -----------------

                  7.1      Eligibility for Survivor Benefits

                           (a) The Eligible Spouse of a Participant who has completed less than five Years of Service with the Employer shall receive no death benefits from this Plan.

                           (b) If a Participant who has completed five or more Years of Service shall die before the Earliest Retirement Age, his surviving Eligible Spouse, if any, shall receive a "Preretirement Survivor Annuity" commencing at the Earliest Retirement Age under the Plan, and subject to all relevant early retirement reductions under the Plan.

                           (c) If a Participant who has completed five or more Years of Service shall die after the Earliest Retirement Age, his surviving Eligible Spouse, if any, shall receive a "Preretirement Survivor Annuity" commencing immediately (with appropriate early retirement reductions) unless such surviving Eligible Spouse elects a later date under the terms of the First Bancorp Employees' Pension Plan.

                  7.2      Determination of Survivor Benefits

                           (a)  For a Participant who meets the requirements of
                                Section 7.1(b) above, a Preretirement Survivor Annuity shall be determined as follows:

                                The Participant's surviving Eligible Spouse, if any, will receive the same benefit that would be payable if the Participant had:

                                (1) separated from service on the date of death;

                                (2) survived to the Earliest Retirement Age;

                                (3) retired at the Earliest Retirement Age with
                                    an immediate joint and 50% survivor annuity with his Eligible Spouse as the contingent annuitant; and

                                (4) died on the day after the Earliest
                                    Retirement Age.

                           (b)  For a Participant who meets the requirements of
                                Section 7.1(c) above, a Preretirement Survivor Annuity shall be determined as follows:

                                The Participant's surviving Eligible Spouse, if any, will receive the same benefit that would be payable if the Participant had retired on the day prior to his death with an immediate joint and 50% survivor annuity with his Eligible Spouse as the contingent annuitant.

                           (c) Notwithstanding the provisions of Section 7.2(a) and (b) above, if the Actuarially Equivalent

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                                present value of the survivor's benefit is
                                $5,000 or less, such lump sum present value shall be paid as soon as practical to the surviving Eligible Spouse.

                           (d) The Earliest Retirement Age shall mean the earliest date under the Plan on which a Participant could elect to receive retirement benefits. For this purpose, if a Participant dies prior to meeting the service requirement for eligibility for early retirement, then his Earliest Retirement Age shall be his Normal Retirement Age.

                  7.3 Death Distribution Provisions for Retired Participants - Upon the death of a Participant who has retired, death benefits, if any, shall be determined under the optional form, if any, under which his retirement benefits were being paid.

                  7.4 Beneficiary - The beneficiary under any optional form of benefit payment being received by a Participant shall be determined under the terms of the First Bancorp Employees' Pension Plan.

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                                    ARTICLE 8

                            TERMINATION OF EMPLOYMENT
                            -------------------------

                  8.1 Nonforfeitable Rights - Notwithstanding any other provisions of this Article, a Participant's Accrued Benefit shall be 100% vested and nonforfeitable upon such Participant's attaining Normal Retirement Age or, if earlier, upon his Early Retirement Date or disability pursuant to Article 6 herein, or upon his death after completing five Years of Service.

                  8.2 Terminated Participant - A terminated Participant shall only be vested (100%) in his Accrued Benefit under this Plan upon the date the Participant qualifies for either Early Retirement (Section 3.1) or Normal Retirement (Section 1.22) or in the event of his death or Disability (as defined in Article 6). Furthermore, a Participant will become 100% vested in his Accrued Benefit in the event of a "Change in Control" (see Section 8.3(b)).

                           A Participant who terminates his/her employment with the Employer or any of its Affiliated Companies for any reason, other than those listed in the preceding paragraph shall not be entitled to any benefit under this Plan.

                  8.3      Change in Control

                           (a) In the event of a Change in Control of the Company (as defined below), each Participant who is actively employed on the date of such Change in Control as of the date of such Change in Control shall become fully vested in his Accrued Benefit under this Plan as of the date of such Change in Control. Payment of such Accrued Benefit may commence on the earlier of his Early Retirement Date of Normal Retirement Date in accordance with the provisions of Article 9.

                           (b) The term "Change in Control" as used herein shall mean the power, directly or indirectly, to direct the management or policies of the Corporation or to vote forty (40%) or more of any class of voting securities of the Corporation, except that any merger, consolidation or corporate reorganization in which the owners of the capital stock entitled to vote ("Voting Stock") in the election of directors of the Corporation prior to said combination own sixty-one percent (61%) or more of the resulting entity's Voting Stock shall not be considered a Change in Control; provided, however, that a Change in Control shall be deemed to have occurred if: (i) any "person" (as that term is used in Sections 13 (d) and 14
                                (d)(2) of the Securities Exchange Act of 1934), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, is or becomes the beneficial owner (as the term is used in Section 13(d) of the Securities exchange act of 1934), directly or indirectly, of thirty-three (33%) or more of the Voting Stock of the Corporation or its successors; (ii) during any period of two consecutive years individuals who at the beginning of such period constituted the Board of Directors of the Corporation or its successors (the "Incumbent Board") cease for any reason to constitute at least a majority thereof; provided, that any person who becomes a director of the Corporation after the beginning of such period whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board shall be considered a member of the Incumbent Board; or
                                (iii) there occurs the sale of all or
                                substantially all of the assets of the
                                Corporation.

                           (c) The benefits payable under this section in the event of a Change in Control shall be the Accrued Benefit to which an eligible Participant is entitled under the Plan. If the benefits to which a Participant become entitled under the Plan in the event of his Early Retirement or Normal Retirement are greater than the benefits provided under this section, then such other benefits shall be the benefit payable to the Participant (or the beneficiary) under the Plan.

                  8.4 Facts Concerning the Termination of a Participant's Employment

                           (a) The facts concerning the termination of a Participant's employment shall be transmitted to the Committee by written statement from the Employer, and the Committee may accept such statement as true. The Committee shall not incur any liability by reason of any action taken or omitted on the strength of such statement.

                                    ARTICLE 9

                         PAYMENT OF RETIREMENT BENEFITS
                         ------------------------------

                  9.1 At a Participant's Disability, Early, Normal or Delayed Retirement Date, retirement benefits shall be paid in the form elected by the Participant in accordance with the terms of the First Bancorp Employees' Pension Plan. Retirement benefits payable in any form other than a straight life annuity shall be the Actuarial Equivalent of the Participant's Accrued Benefit payable as a straight life annuity.

                                   ARTICLE 10

                          PENSION RETIREMENT COMMITTEE
                          ----------------------------

                  10.1 The Retirement Committee shall have full responsibility, discretion and authority to interpret and administer the Plan, including the power to promulgate rules of Plan administration, to settle any disputes as to rights or benefits arising from the Plan, to appoint agents and delegate its duties, and to make decisions or take such actions as the Retirement Committee, in its sole discretion, deems necessary or advisable to aid in the proper administration of the Plan. Actions and determinations by the Retirement Committee shall be final, binding and conclusive for all purposes of the Plan.

                           The members of the Committee shall be indemnified and held harmless by the Employer against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit or proceeding to which they may be party or in which they may be involved by reason of any action or failure to act under this Plan, and against and from any and all amounts paid by them in settlement (with the Employer's written approval) or paid by them in satisfaction of a judgment in any such action, suit or proceeding. The foregoing provision shall not apply to any person if the loss, cost, liability or expense is due to such person's gross negligence or willful misconduct.

                                   ARTICLE 11

                                 CLAIM PROCEDURE
                                 ---------------

                  11.1 Filing a Claim for Benefits - Any claim for a Plan benefit hereunder shall be filed by a Participant or beneficiary (claimant) with the Pension Committee.

                  11.2     Denial of Claim

                           (a) If a claim for a Plan benefit is wholly or partially denied, notice of the decision shall be furnished to the claimant by the Committee within a reasonable period of time after receipt of the claim by the Committee.

                           (b) Any claimant who is denied a claim for benefit shall be furnished written notice setting forth:

                                (1) The specific reason or reasons for the
                                    denial;

                                (2) Specific reference to the pertinent Plan
                                    provisions upon which the denial is based;

                                (3) A description of any additional material or
                                    information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                                (4) An explanation of the Plan's claim review
                                    procedure.

                  11.3     Claims Review Procedure

                           (a) In order that a claimant may appeal a denial of a claim, a claimant or his duly authorized representative:

                                (1) May request a review by written application
                                    to the Committee not later than 60 days
                                    after receipt by the claimant of written notification of denial of a claim;

                                (2) May review pertinent documents; and

                                (3) May submit issues and comments in writing.

                           (b) A decision on review of a denied claim shall be made not later than 60 days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than 120 days after receipt of a request for review.

                           (c) The decision on review shall be in writing and shall include the specific reasons for the decision and the specific references to the pertinent Plan provisions on which the decision is based.

                                   ARTICLE 12

                                  UNFUNDED PLAN
                                  -------------

                  12.1 The Employer's obligations under this Plan shall be an unfunded and unsecured promise to pay. The Employer shall not be obligated under any circumstances to fund its financial obligations under this Plan. Benefit payments shall be made solely from the Employer's general assets. Any assets which the Employer may acquire or set aside to help cover its financial liabilities are and must remain general assets of the Employer subject to the claims of its creditors. Neither the Employer nor the Plan gives any Participant any beneficial ownership interest in any assets of the Employer. All rights of ownership in any such assets are and remain in the Employer.

                           The expenses of administering the Plan shall be borne by the Employer.

                                   ARTICLE 13

                                   SPENDTHRIFT
                                   -----------

                  13.1 No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such benefit shall be void. Prior to the receipt thereof, no such benefit shall in any manner be liable for or subject to the recipient's debts, contracts, liabilities, engagements or torts.

                                   ARTICLE 14

                            AMENDMENT AND TERMINATION
                            -------------------------

                  14.1 This Plan may be amended, suspended or terminated at any time by the Employer by a written instrument executed in the name of the Employer under its corporate seal by officers duly authorized to execute such instrument, provided that no such amendment, suspension or termination shall materially adversely affect the rights of any Participant to Accrued Benefits previously earned by such Participant and not yet paid.

                                   ARTICLE 15

                            MISCELLANEOUS PROVISIONS
                            ------------------------

                  15.1 Headings - The headings of the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

                  15.2 Plan not Contract of Employment - This Plan shall not be construed as creating or changing any contract of employment between the Employer and its Employees, whether Participants or not, and the Employer retains the right to deal with its Employees, whether Participants or not, and to terminate their respective employment at any time, to the same extent as though this Plan had not been created.

                  15.3 Invalidity of Certain Provisions - If any provisions of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions, and this Plan shall be construed and enforced as if such provisions had not been included.

                  15.4 Law Governing - This Plan shall be construed and enforced according to the laws of the State of North Carolina.

                  15.5 General Undertaking - All parties to this Plan and all persons claiming any interest whatsoever hereunder agree to perform any and all acts and execute any and all documents and papers which may be necessary or desirable for the carrying out of this Plan or any of its provisions.

                  15.6 Agreement to Bind - This Plan shall be binding upon the Employer, its assigns, and any successor to substantially all of the Employer's assets and business through merger, acquisition or consolidation, and upon a Participant and his beneficiaries, assigns, heirs, executors and administrators.

                  15.7 Action by Employer - Whenever under the terms of the Plan the Employer is permitted or required to take some action, such action may be taken by any officer of the Employer who has been duly authorized by the Board of Directors of the Employer.

                  15.8 The Company shall deduct from the amount of any payments hereunder all taxes required by applicable laws to be withheld.